Exhibit 99.1

PNC CONTACTS:	MERCANTILE CONTACTS:
MEDIA:	MEDIA:
Brian E. Goerke	Janice M. Davis
(412) 762-4550	(410) 237-5971
corporate.communications@pnc.com	janice.davis@mercantile.com

Steve Lipin/Nina Devlin
(212) 333-3810

INVESTORS:	INVESTORS:
William H. Callihan	David E. Borowy
(412) 762-8257	(410) 347-8361
investor.relations@pnc.com	david.borowy@mercantile.com

THE PNC FINANCIAL SERVICES GROUP TO ACQUIRE MERCANTILE
Merger will speed expansion in Mid-Atlantic region
Adding highly profitable commercial banking and wealth management franchise

      PITTSBURGH and BALTIMORE, Oct. 9, 2006 – The PNC Financial Services Group, Inc. (NYSE: PNC) and Mercantile Bankshares Corporation (NASDAQ: MRBK), today announced that they have signed a definitive agreement for PNC to acquire Mercantile for $47.24 per share, or approximately $6.0 billion in stock and cash.

     Mercantile is a $17 billion asset banking company that provides banking and investment and wealth management services through 240 offices in Maryland, Virginia, the District of Columbia, Delaware and Southeastern Pennsylvania. The transaction enables PNC to significantly expand its presence in the Mid-Atlantic region, particularly the attractive Baltimore and Washington, D.C. markets.

     “Mercantile is a storied franchise and a perfect fit for PNC,” said James E. Rohr, chairman and chief executive officer of The PNC Financial Services Group. “Its location, wealth management business and relationship-based banking model will add to PNC’s strengths and ability to grow profits.”

     “This transaction is about the growth of two companies that fit together exceptionally well. Our strong performance over the last several years has resulted in an attractive premium for our shareholders,” said Mercantile Chairman, President and Chief Executive Officer Edward J. (Ned) Kelly III. “The combined company will have greater scale and scope to invest in the future and create even more opportunities for our employees and the communities we serve.”

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The PNC Financial Services Group To Acquire Mercantile – Page 2

     PNC Bank Executive Vice President Joseph Rockey and Mercantile Chief Administrative Officer and Deputy General Counsel Michael Paese are expected to oversee the integration process. Rockey had day-to-day responsibility for PNC’s successful 2005 integration of Riggs National Corporation and 2004 integration of United National Bancorp. Paese executed all of Mercantile’s acquisitions since 2003, including the purchases of F&M Bancorp, Community Bank of Northern Virginia and James Monroe Bancorp, Inc.

     PNC anticipates that the transaction will be accretive to earnings per share in 2008, and that it has an estimated internal rate of return of approximately 15 percent.

     The acquisition of Mercantile is expected to make PNC a top-10 U.S. bank holding company by market capitalization and the 11th largest U.S. bank by deposits.

     Under terms of the merger agreement, which has been approved by the Boards of Directors of both companies, Mercantile will merge into PNC. After closing, PNC intends to merge Mercantile’s banking affiliates into PNC Bank. Based on PNC’s closing NYSE stock price of $73.60 on October 6, 2006, the transaction values each share of Mercantile’s common stock at $47.24. The aggregate consideration is composed of a fixed number of approximately 52.5 million shares of PNC common stock and $2.13 billion in cash. Mercantile shareholders will be entitled to 0.4184 shares of PNC common stock and $16.45 in cash for each share of Mercantile.

     Two Mercantile directors will join the board of the combined company. Kelly will be appointed a PNC vice chairman upon close of the transaction.

     The transaction is expected to close during the first quarter of 2007. The merger is subject to customary closing conditions, including regulatory approval and the approval of Mercantile’s shareholders. After closing, Mercantile affiliate offices will assume the PNC Bank name.

     The transaction is expected to result in the reduction of more than $100 million of operating expenses through the elimination of operational and administrative redundancies.

     PNC will donate $25 million to a charitable foundation dedicated to addressing the needs of the greater Baltimore area. This first step underscores PNC’s commitment to strong and active involvement in Mercantile’s community.

     Citigroup Corporate and Investment Banking and Goldman Sachs acted as financial advisers to PNC, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser. Sandler O’Neill + Partners, L.P. acted as financial adviser to Mercantile and Davis Polk & Wardwell and Venable, LLP acted as its legal advisers.

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The PNC Financial Services Group To Acquire Mercantile – Page 3

CONFERENCE CALL AND SUPPLEMENTARY INFORMATION

     Rohr, Kelly and PNC Chief Financial Officer Richard J. Johnson will hold a conference call for investors at 9 a.m. Eastern Time today regarding the announcement of the acquisition. Live webcast and telephone conference options are available. Internet access to the webcast, which includes audio (listen-only) and presentation slides, will be available on PNC’s Web site at www.pnc.com under “About PNC – Investor Relations.” Access to the conference call by telephone will be available by calling 800-990-2718 (domestic) and 706-643-0187 (international). Investors should call 5-10 minutes before the start of the call. Presentation slides and appendix, which includes significant financial information that will be discussed on the conference call, will be available on PNC’s Web site under “About PNC – Investor Relations” prior to the beginning of the conference call. A replay of the webcast will be available on PNC’s Web site for thirty days, and a taped replay of the audio portion of the conference call will be available for one week at 800-642-1687 (domestic) and 706-645-9291 (international), conference ID 8500781.

     The conference call may include a discussion of non-GAAP financial measures, which, to the extent not so qualified during the conference call, is qualified by GAAP reconciliation information that will be made available on PNC’s Web site under “About PNC – Investor Relations.” The conference call may include forward-looking information, which along with the presentation slides and this news release, is subject to the cautionary statements that follow.

     Mercantile Bankshares Corporation (www.mercantile.com), with more than $17 billion in assets, is a regional multi-bank holding company with headquarters in Baltimore. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 240 branch offices and 250 ATMs. The Investment & Wealth Management division has assets under administration in excess of $47 billion, with management responsibility for more than $20 billion of these assets.

     The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.

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The PNC Financial Services Group To Acquire Mercantile – Page 4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

•

Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.

•

The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.

•

The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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